Exhibit 99.1

Investor Relations:
Geoffrey M. Boyd
Chief Financial Officer
612-436-6486

Media Inquiries:
Jon Secrest
Sr. Director, Marketing
612-436-6049

For Immediate Release

Eschelon Telecom, Inc. Announces Schedule for Fourth Quarter Operating Results Conference Call

Minneapolis, MN – February 8, 2007: Eschelon Telecom, Inc. (NASDAQ:ESCH): Eschelon Telecom, Inc., a provider of integrated communications services to small and medium sized businesses in the western United States, today announced that it plans to publish its results for the fourth quarter ended December 31, 2006 on Monday, February 26, 2007. The company plans to conduct its fourth quarter investor conference call beginning at 10:00am (CT) on Monday, February 26, 2007.

Investor Call

Date: Monday, February 26, 2007, 10:00am (CT)

Conference call number: 800-218-0713

Confirmation code: None Needed

Replay number: 800-405-2236 (the replay will be available between February 26, 2007 – 12:00pm CT and March 5, 2007 – 11:59pm CT)

Replay confirmation code: 11083780#

About Eschelon Telecom, Inc.

Eschelon Telecom, Inc. is a facilities-based competitive communications services provider of voice and data services and business telephone systems in 45 markets in the western United States. Headquartered in Minneapolis, Minnesota, the company currently employs approximately 1,400 telecommunications/Internet professionals, serves over 60,000 business customers and has in excess of 570,000 access lines in service throughout its markets in Arizona, California, Colorado, Minnesota, Montana, Nevada, Oregon, Utah and Washington.  For more information, please visit our web site at www.eschelon.com

Forward Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of

1934, as amended. The forward-looking statements are based on Eschelon Telecom’s current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict.  Actual results may differ materially from these forward-looking statements because of the company’s history of losses, ability to maintain relationships with RBOCs, substantial indebtedness, intense competition, dependence on key management, changes in government regulations, and other risks that may be described in the company’s filings with the Securities and Exchange Commission.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Eschelon Telecom undertakes no obligation to update or revise the information contained in this announcement, whether as a result of new information, future events or circumstances or otherwise.